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                                                                    EXHIBIT 10.1

                                  ERNEST KNESEL
                               SEVERANCE AGREEMENT

         This Severance Agreement is made as of the 11th day of May, 2000 between Ernest A. Knesel ("Knesel") and TriPath Imaging, Inc. ("TriPath").

         Knesel and TriPath agree as follows:

o Knesel will continue to receive present compensation as an employee until 5/31/00.

o Severance to begin effective 6/1/00, to be paid at the same rate as compensation while employed, and in a manner consistent with TriPath's past practices, through 12/31/00. All medical, dental, life and 401(k) benefits to be provided during severance period, subject to any changes to these benefits that TriPath may make for its employees generally. During the severance period, Knesel will attempt to influence Dr. Thomas Gahm; as best he can, to remain with the company.

o Outstanding unvested stock options of Knesel's initial grant will continue to vest (1/48th per month) through 12/01/00, at which point the initial stock option grant will be 100% vested. Subsequent stock option issuances will continue to vest (1/48th per month) until 05/01/01. On 05/05/01 Knesel's remaining options, (exercisable for 27,202 shares) will be 100% vested. Notwithstanding anything else contained in this agreement, Knesel's options will continue to vest only as long as Thomas Gahm remains with TriPath.

o Knesel agrees to work on the following programs as his assistance is reasonably requested by TriPath and accepted by Knesel based upon time available for such consulting:

         o Support our attorneys with the Cytyc suits and counter suits as necessary.

         o        Complete key publications:

                           Dr. Hessling
                           Sea Coast Pathology - Direct to Vial Study
                           Pomerade/Palomor - Direct to Vial Study
                           Greenville Pathology - Direct to Vial Study/Retrieve
                              and Evaluate Data
                           Evaluate other potential sources for Direct to Vial
                              data.
                                    Boston University
                                    Pathology Labs

         o Support Mary Norton in the initiation of major head to head Prep study - Dr. H. Grohs, Dr. T. Kardos, D. Rosenthal, M. Stoler, M. Chacho.

         o Transition and support sales opportunity at Mass General, Univ. of PA, Allegheny Hospital, Salem Hospital, Brigham and Women's, Univ. Of CA Davis, New England Medical Center

         o        Finalize Genessee Hospital Agreement

         o        Support 2 new video productions

         o        Support and complete physician Marketing Package with Dawn
                  Grohs

         o Support Regulatory Affairs in any way necessary including trial protocol planning

         o        Support Mary Norton in Prep R&D in problem resolution

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o        Services performed by Knesel after 06/04/00 at company request (as listed above) or required of Knesel relating to any active law suits or pending lawsuits after 06/04/00 are to be reimbursed on a consulting basis, subject to receipt by TriPath of a reasonably detailed invoice from Knesel, as follows:

         o $100.00 hourly rate of pay, plus travel expenses incurred consistent with TriPath's policies through 12/31/00

         o        $150.00 hourly rate after 12/31/00

o TriPath agrees to indemnify Knesel for all damages and reasonable expenses incurred by Knesel ("Damages") arising out of any claim against Knesel by a third party or TriPath based on activities performed on the company's behalf while an Officer or while a Consultant of TriPath and at the request or under the direction of an Officer or Director of TriPath; provided that, Knesel shall not be entitled to indemnification hereunder if Damages for which indemnification are sought are the result, in whole or in part, of any gross negligent acts or willful misconduct by Knesel.

o TriPath agrees to provide reasonable legal support and payment of reasonable legal fees incurred by Knesel as required as part of any legal proceedings involving TriPath and arising out of his position as an Officer or Consultant of TriPath to the extent that such support or payment is based on actions taken by Knesel while he was an officer or performed as a consultant under the direction of an Officer or Director of TriPath.

o Knesel agrees to execute and deliver to TriPath the General Release attached hereto as Exhibit A. The terms of this Severance Agreement are conditioned upon the execution and delivery of the General Release by Knesel.

o Knesel acknowledges that he remains bound by the terms of the EMPLOYEE NON-DISCLOSURE AND INVENTIONS AGREEMENT and NON-COMPETITION AGREEMENT that he executed on November 20, 1996.



Agreed between the Parties:



----------------------------                -------------------------
Dr. James Powell                                 Ernest A. Knesel

----------------------------                -------------------------
Date                                             Date



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                                                                       EXHIBIT A



                                 GENERAL RELEASE

         Ernest A. Knesel ("Knesel") hereby fully, forever, irrevocably and unconditionally releases, remises and discharges TriPath Imaging, Inc. ("TriPath") of and from any and all manner of actions, causes of action, suits, debts, dues, sums of money, costs, losses, contracts, controversies, agreements, promises, doings, damages, claims, charges, complaints, executions, liabilities, obligations, expenses and demands and any and all other claims of every kind, nature and description whatsoever (including attorneys' fees and costs), whether known or unknown, either at law, in equity, or mixed, that he ever had, now has, or can, shall or may have in the future, against TriPath for, or by reason of, on account of, or arising out of any matter, cause or thing which has happened, developed or occurred before the signing of the Settlement Agreement between Knesel and TriPath dated as of May 5, 2000 and this General Release, including but not limited to: (a) those arising under the National Labor Relations Act, 29 U.S.C. ss. 151 et seq., the Fair Labor Standards Act, 29 U.S.C. ss. 201 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., the Age Discrimination in Employment Act, 29 U.S. C. ss. 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq., the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. ss. 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. ss. 1981 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss. 1001 et seq., the Rehabilitation Act of 1973, 29 U.S.C. ss. 701 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. ss. 2601 et seq., and any other federal, state or local human rights, civil rights, wage-hour, tort, employment or labor statute, law, order, rule, regulation, or public policy, (b) those arising under common law, including but not limited to claims or suits for intentional interference with contractual relations, breach of the implied covenant of good faith and fair dealing, breach of contract, negligent supervision, negligence, intentional and negligent infliction of emotional distress, defamation, libel, and slander, and (c) any other action or grievance based upon any conduct from the beginning of the world up to and including the date of this General Release. It is expressly agreed and understood that the release contained herein is a GENERAL RELEASE. In the event that Knesel institutes any action hereby released or to which he has agreed not to sue, the claim shall be dismissed immediately upon presentation of this General Release. Knesel shall reimburse the Company for all legal fees and expenses incurred in defending such claim and obtaining the dismissal thereof. Notwithstanding the foregoing hereof, this General Release expressly excludes any rights, obligations, duties or claims arising out of this Agreement. The parties hereto further agree not to institute any charge, complaint or lawsuit to challenge the validity of this General Release or the circumstances surrounding its execution.


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         Knesel affirms that the only consideration for signing this General
Release is described herein and in the Severance Agreement and that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this General Release, and that he fully understands the meaning and intent of this instrument.

         Knesel affirms that the consideration paid to him hereunder is in addition to anything of value to which he is already entitled, and does not in any way constitute an admission by TriPath of any liability or wrongdoing whatsoever.

         Knesel acknowledges that he has carefully read this General Release, voluntarily agrees to all of its terms and conditions, understands its contents and the final and binding effect of this General Release, and signs the same as his own free act with the full intent of releasing TriPath from all claims he may have against it.

         Knesel further states that he understands that the general release contained herein includes a release and waiver of any rights or claims he may have under the Age Discrimination in Employment Act of 1967, as amended. He acknowledges that he has been advised in writing to consult with an attorney prior to signing this Agreement. and that he has been given a period of at least 21 days within which to consider whether or not to sign this General Release, that he has been given a period of at least 7 days following his signing of this General Release in which to revoke it, and that this General Release shall not become effective or enforceable until such 7 day period has expired.


                                               --------------------------------
                                               Ernest A. Knesel

Dated:  May 11, 2000